As filed the Securities and Exchange Commission on September 11, 1998
                                            Registration No. 333-_______________

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         NORTH AMERICAN SCIENTIFIC, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                           51-0366422
-------------------------------                          ----------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                         NORTH AMERICAN SCIENTIFIC, INC.
                              7435 GREENBUSH AVENUE
                            NORTH HOLLYWOOD, CA 91605
                                 (818) 503-9201
                                 --------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                --------------------------------------------------

                              MR. L. MICHAEL CUTRER
                         NORTH AMERICAN SCIENTIFIC, INC.
                              7435 GREENBUSH AVENUE
                            NORTH HOLLYWOOD, CA 91605
                                 (818) 503-9201
                                 --------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

            ---------------------------------------------------------

                        WITH COPIES OF COMMUNICATION TO:

            STEPHEN M. COHEN                            ALLAN J. REICH
        BUCHANAN INGERSOLL, P.C.                      D'ANCONA & PFLAUM
       11 PENN CENTER, 14TH FLOOR              30 N. LASALLE STREET, SUITE 2900
           1835 MARKET STREET                         CHICAGO, IL 60602
         PHILADELPHIA, PA 19103                         (312) 580-2000
             (215) 665-8700

                       -----------------------------------

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offer: / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                         -------------------------------
                         CALCULATION OF REGISTRATION FEE
   (For calculation of the $180 registration fee, see table on following page)

                         CALCULATION OF REGISTRATION FEE

------------------------------- --------------------- -------------------- --------------------- --------------------
                                                       Proposed Maximum      Proposed Maximum          Amount
                                                      Offering Price per    Aggregate Offering           of
    Title of Each Class of           Amount to be           Share                 Price             Registration
 Securities to be Registered       Registered (1)                                                       Fee
------------------------------- --------------------- -------------------- --------------------- --------------------

Common Stock, $0.01 par value               75,000           $ 7.94 (2)          $595,500               $ 180
per share
------------------------------- --------------------- -------------------- --------------------- --------------------
         TOTAL                              75,000                                                      $ 180
------------------------------- --------------------- -------------------- --------------------- --------------------

(1)      To be sold by the Selling Stockholder.
(2) Estimated solely for the purpose of determining the Registration Fee. Calculated pursuant to Rule 457(c), based upon the average of the high and the low sales prices of the Registrant's Common Stock on September 4, 1998, as reported on the Nasdaq National Market System.
                       -----------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 PRELIMINARY PROSPECTUS DATED SEPTEMBER 11, 1998
                              SUBJECT TO COMPLETION

                         NORTH AMERICAN SCIENTIFIC, INC.
                          75,000 SHARES OF COMMON STOCK

     This Prospectus relates to the offer and sale by M.H. Meyerson & Co., Inc. (the "Selling Stockholder") of up to 75,000 Shares (the "Shares") of the Common Stock, par value $0.01 per share ("Common Stock"), of North American Scientific, Inc., a Delaware corporation (the "Company"). 75,000 Shares of Common Stock are issuable upon exercise of a warrant issued by the Company to the Selling Stockholder in connection with an investment banking agreement (the "Warrant"). The Warrant was issued as of December 16, 1996 and may be exercised at $1.08 per share through December 11, 2001. The Shares may be offered by the Selling Stockholder in transactions on the Nasdaq National Market System ("NMS") or such other markets upon which the Company may list shares of its Common Stock from time to time, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Plan of Distribution." The Company will receive proceeds of up to $81,250 from the exercise of the Warrant. However, the Company will receive none of the proceeds from the sale of the Shares by the Selling Stockholder. See "Use of Proceeds."

     The shares of Common Stock of the issuer are reported on the Nasdaq National Market System under the symbol "NASI." The Selling Stockholder has agreed to pay all of the expenses in connection with the registration and sale of the Shares offered by the Selling Stockholder.

 THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK
  AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR
           ENTIRE INVESTMENT. SEE "RISK FACTORS" ON PAGE 4 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THESE SECURITIES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
   UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

     The 75,000 Shares of Common Stock were issued by the Company pursuant to an exemption from registration provided by the Securities Act of 1933, as amended.


     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER, SOLICITATION OR SALE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.

               The date of this Prospectus is ______________, 1998

                              AVAILABLE INFORMATION

     The Company is a reporting company under Section 13 of the Securities and Exchange Act of 1934 (the "Exchange Act").

     The reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

     The Company has filed with the Commission a registration statement on Form S-3 (together with any and all amendments, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the registration of the Common Stock. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. In addition, certain documents filed by the Company, with the Commission, have been incorporated herein by reference. See "Incorporation of Certain Documents by Reference." For further information regarding the Company and the Common Stock reference is made to the Registration Statement, including the exhibits and schedules thereto and the documents incorporated herein by reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference.

     (a) Annual Report on Form 10-KSB for the fiscal year ended October 31,
         1997;

     (b) Proxy Statement on Schedule 14A as filed on March 2, 1998;

     (c) Proxy Statement on Schedule 14C as filed on May 4, 1998;

     (d) Quarterly Report on Form 10-QSB for the quarter ended July 31,
         1998;

     (e) Quarterly Report on Form 10-QSB for the quarter ended April 30,1998;

     (f) Quarterly Report on Form 10-QSB for the quarter ended January 31,
         1998;

     (g) Current Reports on Form 8-K filed on February 9, 1998 and February 19, 1998, and

     (h) The description of the Company's Common Stock as contained in the Company's Form 10-SB dated August 21, 1995 and amended on October 20, 1995 and November 21, 1995.

     All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by the Prospectus shall be deemed to be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company undertakes to provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information incorporated by reference in this Prospectus, other than exhibits to such information. Requests for such copies should be directed to Michael Silvestri, M. H. Meyerson & Co., Inc., 525 Washington Blvd., Jersey City, New Jersey 07310.

                                   THE COMPANY

     Through its wholly-owned subsidiary North American Scientific, Inc., a California corporation, North American Scientific, Inc., a Delaware corporation (the "Company"), manufactures and markets a broad line of low-level radiation sources and standards for medical, scientific and industrial uses. The Company currently operates in two principal business areas: (i) interstitial radioactive brachytherapy sources, sometimes called "seeds", which are small, implantable radioactive "pellets" used for the treatment of cancer and certain other diseases, and (ii) radioactive "reference" sources, which are sealed devices containing radioactive sources used to calibrate a variety of medical and commercial equipment. The Company has been in the business of manufacturing radioactive sources since 1990 and recently expanded its business strategy to include the development of brachytherapy products. The Company entered into agreements with Mentor Corporation, a Delaware corporation ("Mentor"), pursuant to which Mentor distributes Iodine 125 ("I-125") brachytherapy seeds, which are used in the treatment of prostate cancer, which are manufactured by the Company. Additionally, through its relationship with RadioMed Corporation ("RadioMed"), the Company is expanding its presence in the field of radioactive medical devices by applying its expertise in radioactive source development and RadioMed's expertise in ion implantation to identify and commercialize other novel medical products and services. The Company was originally incorporated under the Company Act of British Columbia, Canada, in 1987 and became a Delaware corporation on April 20, 1995.

                           PRINCIPAL EXECUTIVE OFFICES

     The principal executive offices of the Company are located at 7435 Greenbush Avenue, North Hollywood, CA 91605; its telephone number is (818) 503-9201.

                                  RISK FACTORS

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION. THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, IN EVALUATING THE COMPANY AND ITS BUSINESS PROSPECTS. CERTAIN MATTERS DISCUSSED IN THIS PROSPECTUS ARE FORWARD LOOKING AS THAT TERM IS DEFINED BY: (I) THE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "1995 ACT"), AND (II) RELEASES ISSUED BY THE SEC. THESE STATEMENTS ARE BEING MADE PURSUANT TO THE PROVISIONS OF THE 1995 ACT AND WITH THE INTENTION OF OBTAINING THE BENEFITS OF THE "SAFE HARBOR" PROVISIONS OF THE 1995 ACT. THE COMPANY CAUTIONS INVESTORS THAT ANY FORWARD LOOKING STATEMENTS MADE BY THE COMPANY ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING, BUT NOT LIMITED TO, THE RISKS DETAILED HEREIN OR DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SEC.

EARLY STAGE OF PRODUCT COMMERCIALIZATION.

     Certain of the Company's products are in an early stage of development and commercialization. The Company's core business historically has involved the manufacture and distribution of low-level radiation sources and reference standards for use in medical imaging, environmental measurement and instrument calibration procedures. However, the Company has recently begun to broaden its line of products to include products involved in medical therapeutics. In particular, the Company expects future revenues to be generated from sales of its existing I-125 and proposed Palladium 103 ("Pd-103") brachytherapy sources, both of which have received 510(k) clearance from the FDA. I-125 is being marketed to physicians by Mentor under Mentor's trade name IOGOLD-TM-, and is being used by physicians for the treatment of prostate cancer. The Company received FDA approval for the Pd-103 brachytherapy product on July 2, 1998. The success of the IOGOLD-TM- product will be dependent, to a large extent, on the efforts of Mentor, which is the exclusive worldwide distributor of the product. The Company's long-term growth may be significantly affected by whether it will be able successfully to market and distribute the existing I-125 brachytherapy product, or other similar products the Company may develop, to a large portion of the medical community. The timeframe necessary to accomplish this objective may be long and uncertain, and the development and production of additional medical therapeutic products, including products utilizing Pd-103, may require even longer development and clinical trial periods than the Company has experienced with the I-125 brachytherapy product. There can be no assurance that the Company's products in development will prove to be safe and effective in clinical trials under applicable regulatory guidelines, and clinical trials may identify significant technical or other obstacles that must be overcome prior to obtaining necessary regulatory or reimbursement approvals. There can be no assurance that the Company will be able to manufacture a Pd-103 brachytherapy product at an acceptable cost and appropriate quality, that the Company will be able to develop other new products, obtain regulatory approval for such products in a cost-effective manner or that the Company will be able to increase sales in its target markets. Any failure by the Company to do so could have a material adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE ON MARKETING ALLIANCE.

     The Company has only limited experience marketing and selling its products, and does not have experience marketing and selling its products in commercial quantities. On June 16, 1997, the Company entered into a five-year marketing and exclusive distribution agreement with Mentor, pursuant to which Mentor has begun to market and distribute the Company's I-125 brachytherapy product under Mentor's trade name IOGOLD-TM-. As a result, sales of the I-125 brachytherapy product are dependent on the marketing efforts of Mentor. Mentor is marketing IOGOLD-TM- through brachytherapy specialists as well as through its established sales force, which is currently dedicated to sales of Mentor's existing urology product line. This sales force intends to market the product to urologists and radiation oncologists on a worldwide basis. In addition, Mentor also intends to be actively involved in the education and training of physicians in the procedures for the use of IOGOLD-TM-. Since the introduction of the product, the Company has derived significant revenues from the sales of IOGOLD-TM-, and it expects that sales of IOGOLD-TM- will continue to constitute a significant percentage of its net sales in the foreseeable future. Any failure by Mentor to successfully market IOGOLD-TM- or other products that are manufactured by the Company and distributed by Mentor, or to successfully educate and/or train physicians in the use of the product could have a material adverse effect on the Company's sales of IOGOLD-TM- and consequently on the business, operating results and financial condition of the Company. Subject to certain limitations, Mentor also has the exclusive marketing and distribution rights to the Company's Pd-103-based brachytherapy seeds. However, the Pd-103 product is under development and no revenues have been received from its sale.

     If the Company is unable to maintain its relationship with Mentor, or if the Company introduces new products for which Mentor does not act as the distributor, the Company may need to develop third party distribution channels and/or its own direct sales force, which would be time consuming and require significant resources, and there can be no assurance that the Company would be successful. The Company's failure to do so could have a material adverse effect upon its business, operating results and financial condition. In the event that Mentor fails to achieve certain performance targets in specified territories, the Company may terminate Mentor's exclusive distribution rights in such territory or territories, in which case Mentor may have the right to independently manufacture and distribute the I-125 based brachytherapy product. The loss of the Mentor relationship could also result in the Company's inability to market its I-125 brachytherapy products under the IOGOLD-TM- trade name. Any such inability could also have a material adverse effect on the Company's business, operating results and financial condition.

UNCERTAINTY OF MARKET ACCEPTANCE OF BRACHYTHERAPY SOURCES.

     Ultrasound guided transperineal seeding, currently the most prevalent seeding technique practiced by physicians, is a relatively new treatment method for prostate cancer which currently has a lower level of market penetration than radical prostatectomy ("RP"). There can be no assurance that brachytherapy will gain significant market acceptance among physicians, patients and health care payors. The success of the Company's existing I-125 and proposed Pd-103 brachytherapy products will depend on maintaining and increasing favorable perceptions by patients, doctors, health care payors and medical researchers regarding the safety, efficacy and cost effectiveness of the product. Management believes that recommendations by physicians and health care payors will be essential to increase market acceptance of seeding, and there can be no assurance that any such recommendations will be obtained. Physicians in the U.S. or elsewhere will not recommend seeding unless they individually conclude, based on clinical data and other factors, that it is an attractive alternative to traditional methods of prostate cancer treatment, of which RP and external beam radiation therapy ("EBRT") are the most commonly used. RP has a long history as the treatment of choice for early-stage, localized prostate cancer, and many physicians have been trained in this procedure. EBRT has experienced some negative results, which could create an unfavorable public perception of radiation treatment for prostate cancer in general, and could adversely affect public acceptance of seeding. In addition, although Mentor has been granted worldwide distribution rights to the Company's I-125 brachytherapy sources to be marketed under Mentor's trade name IOGOLD-TM-, physicians in many countries, including most European countries, do not currently aggressively treat prostate cancer. The failure of the brachytherapy technique in general, or of IOGOLD-TM- in particular, to gain acceptance among physicians, patients and/or health care payors in the U.S. or elsewhere could have a material adverse effect on the business, operating results and financial condition of the Company.

MARKET PRICE FLUCTUATIONS.

     The Company has recently experienced significant variability in the market price and the trading volume of its Common Stock. In addition, the securities markets from time to time experience significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. Announcements of delays in the Company's testing and development schedules, technological innovations or new product introductions by the Company or its competitors, developments or disputes concerning patents or proprietary rights, regulatory developments in the U.S. and foreign countries, public concern as to the safety of products containing radioactive compounds and economic and other external factors, as well as period-to-period fluctuations in the Company's financial results, may have a significant impact on the market price of the Common Stock and the Company may experience further volatility in the market price and trading volume of the Common Stock.

MANAGEMENT OF GROWTH.

     The Company's business has grown significantly over the past several years. However, there can be no assurance that the Company will continue to grow. If growth does occur, there can be no assurance the Company will be effective in managing such future growth, in expanding its facilities and operations or in retaining additional qualified personnel. In particular, the Company has significantly increased its production capacity in order to produce IOGOLD-TM-. This expansion of production capacity has included the leasing of a new production facility and a significant increase in the number of employees dedicated to that production. Furthermore, pursuant to the Company's agreements with RadioMed, the Company has established an ion implantation facility at the Company's North Hollywood, California location. Any failure to effectively manage growth, expand its operations or attract and retain qualified personnel to meet such growth could have a material adverse effect on the Company's business, operating results and financial condition.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS.

     The Company's results of operations have historically varied from quarter to quarter and the Company expects that further variability may continue to occur and may be significant. In the past, operating results have varied as a result of a number of factors, including the size and timing of customer orders, the timing of the introduction and customer acceptance of new products or product enhancements by the Company or its competitors, changes in pricing policies by the Company or its competitors, research and development expenditures, certain non-operational expenses (including litigation costs) and changes in general economic conditions. Future variability in the Company's results of operations may result from the changes in the Company's business disclosed in this Prospectus, in particular due to continued sales of IOGOLD-TM-through the Company's relationship with Mentor.

COMPETITION.

     The radiation source industry is highly competitive. The Company competes with several national and international companies which are substantially larger and have greater technical, sales, marketing and financial resources than the Company. The Company has no experience in human therapeutic products and competes against companies with greater experience in this sector. Developments by any of these companies or advances by medical researchers at universities, government research facilities or private research laboratories could render the Company's products obsolete. Furthermore, since the introduction of IOGOLD-TM certain companies have announced their intention to develop I-125 brachytherapy products, and if demand for treatment of prostate cancer increases, additional companies with substantially greater financial resources than the Company, as well as extensive experience in research and development, the regulatory approval process and manufacturing and marketing, may develop seeding treatments and products that are similar to the Company's I-125 brachytherapy product. There can be no assurance that such future competition will not have a material adverse effect on the Company's business, operating results and financial condition. In addition to competition from other manufacturers of I-125 based products, products using alternative technologies, including Pd-103, may continue to be developed which will compete with the Company's existing and proposed products.

DEPENDENCE ON KEY CUSTOMERS.

     Two of the Company's customers accounted for 71% of the Company's total revenues in fiscal 1997. Significant customers may continue to account for a substantial percentage of the Company's sales in both its reference source and brachytherapy source businesses in the future. In particular, the Company expects that Mentor will continue to be a significant customer in the future through the distribution of the IOGOLD-TM-product. There can be no assurance that any of such customers will maintain their volume of business with the Company. A loss of the Company's sales to such customers could have a material adverse effect on the Company's business, operating results and financial condition.

EFFECT OF REIMBURSEMENT POLICIES.

     A substantial percentage of the patients treated for prostate cancer in the U.S. are covered by Medicare, and, consequently, the costs of prostate cancer treatment are subject to Medicare's prescribed rates of reimbursement. Medicare reimbursement amounts for seeding are currently significantly less than for RP. Although seeding requires less physician time than RP, reimbursement amounts, when combined with physician familiarity with RP, may provide disincentives for urologists to perform seeding. There can be no assurance that (i) current or future limitations or requirements for reimbursement by Medicare or other third party payors for prostate cancer treatment will not materially adversely affect the market for the IOGOLD-TM- product, (ii) health administration authorities outside the U.S. will provide reimbursement at acceptable levels or at all or
(iii) any such reimbursement will continue at rates that enable the Company to maintain prices at levels sufficient to realize an appropriate return. The non-occurrence of any such factors could have a material adverse effect on the business, operating results and financial condition of the Company.

GOVERNMENT REGULATION.

     The manufacture and sale of the Company's products are subject to stringent government regulation in the U.S. and other countries. FDA and other governmental approvals and clearances are subject to continual review, and later discovery of previously unknown problems may result in restrictions on a product's marketing or withdrawal of the product from the market. The commercial distribution in the U.S. of any new products developed by the Company will be dependent upon obtaining the prior approval or clearance of the FDA, which can take many years and entail significant costs. The Company has received 510(k) clearance from the FDA with respect to the IOGOLD-TM- product and for a Pd-103-based brachytherapy seed. In countries where the Company's products are not currently approved, the use or sale of the Company's products may require approval by government agencies comparable to the FDA. The process of obtaining such approvals may be lengthy, expensive and uncertain. There can be no assurance that the necessary approvals for the marketing of the Company's products in other markets will be obtained on a timely basis or at all. The Company is also required to adhere to applicable FDA regulations for current Good Manufacturing Practices ("GMP"), including extensive record keeping and reporting and periodic inspections of its manufacturing facilities. Similar requirements are imposed by governmental agencies in other countries.

     The Company's manufacturing operations involve the manufacturing and processing of radioactive materials, which are subject to stringent regulation. The Company operates under a license issued by the California Department of Health which is renewable every eight years. California is one of the "Agreement States" which are so named because the U.S. Nuclear Regulatory Commission (the "NRC") has granted such states regulatory authority over radioactive material manufacturers, provided such states have regulatory standards meeting or exceeding the standards imposed by the NRC. The users of the Company's IOGOLD-TM- product are required to possess licenses issued by the state in which they reside (if such states are Agreement States) or the NRC. Use licenses are also required by some of the foreign jurisdictions in which the Company may seek to market its products. There can be no assurance that current licenses held by the Company for its manufacturing operations will remain in force or that additional licenses required for the Company's operations will be issued. There also can be no assurance that the Company's customers will receive or retain the radioactive materials licenses required to possess and use the Company's products, including IOGOLD-TM-, or that delays in the granting of such licenses will not hinder the Company's ability to market its products. Furthermore, regulation of the Company's radioactive materials manufacturing processes involves the imposition of financial requirements related to public safety and decommissioning, and there are high costs and regulatory uncertainties associated with the disposal of radioactive waste generated by the Company's manufacturing operations. There can be no assurance that the imposition of such requirements and the costs and regulatory restrictions associated with disposal of waste will not adversely affect the Company's business, operating results and financial condition.

     Any failure to obtain and maintain regulatory approvals, licenses and permits could significantly delay the Company's marketing efforts. Furthermore, changes in or interpretations of existing regulations, or the adoption of new restrictive regulations, could adversely affect either the obtaining or timing of future regulatory approvals. Failure to comply with applicable regulatory requirements could result in, among other things, significant fines, suspension of approvals, seizures or recalls of products, operating restrictions or criminal prosecution and could materially adversely affect the Company's business, operating results and financial condition.

NEED FOR FUTURE CAPITAL.

     The Company's capital requirements have been and are expected to continue to be significant. In particular, significant funds have been and will continue to be necessary to fund expansion of the IOGOLD-TM-product and to set up a manufacturing capability for the production of ion implantation devices pursuant to the Company's manufacturing and supply agreement with RadioMed. In addition, significant funds are also expected to be required to fund the establishment of production capacity for Pd-103 seeds. Following the Company's 1997 Private Placement of securities, management believes the Company's existing capital resources and future operating cash flows, will be sufficient to fund the Company's planned expansion over the next 24 months. However, the Company may require further capital for the purchase of complementary businesses, technologies or products. The Company's capital requirements will depend on numerous factors, including the time and cost involved in expanding production capacity, the cost involved in protecting the proprietary rights of the Company and the time and expense involved in obtaining required regulatory approval to market IOGOLD-TM- in new markets or similar approvals for new products, including Pd-103 based products, the Company may develop.

INTELLECTUAL PROPERTY RIGHTS; DEPENDENCE ON TRADE SECRETS.

     The Company's success will depend, in part, on its ability to obtain, assert and defend patent rights, protect trade secrets and operate without infringing the proprietary rights of others. The Company holds rights to an issued U.S. patent on a radioisotope-based device for site localization during biopsy procedures. In addition, the Company has applied for a U.S. patent on a radioactive brachytherapy source using multiple markers. There can be no assurance that rights under patents held by or licensed to the Company will provide it with competitive advantages or that others will not independently develop similar products or design around or infringe the patents or other proprietary rights owned by or licensed to the Company. In addition, there can be no assurance that any patent obtained or licensed by the Company will be held to be valid and enforceable if challenged by another party.

     There can be no assurance that patents have not been issued or will not be issued in the future that conflict with the Company's patent rights or prevent the Company from marketing its products. Such conflicts could result in a rejection of the Company's or its licensors' patent applications or the invalidation of patents, which could have a material adverse effect on the Company's business, operating results and financial condition. In the event of such conflicts, or in the event the Company believes that competitive products infringe patents to which the Company holds rights, the Company may pursue patent infringement litigation or interference proceedings against, or may be required to defend against litigation or proceedings involving, holders of such conflicting patents or competing products. There can be no assurance that the Company will be successful in any such litigation or proceeding, and the results and cost of such litigation or proceeding may materially adversely affect the Company's business, operating results and financial condition. In addition, if patents that contain dominating or conflicting claims have been or are subsequently issued to others, and such claims are ultimately determined to be valid, the Company may be required to obtain licenses under patents or other proprietary rights of others. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to the Company, if at all. If the Company does not obtain such licenses, it could encounter delays or could find that the development, manufacture or sale of products requiring such licenses is foreclosed.

     The Company relies to a significant degree on trade secrets, proprietary know-how and technological advances that are either not patentable or that the Company chooses not to patent. The Company seeks to protect non-patented proprietary information, in part, by confidentiality agreements with suppliers, employees and consultants. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others. The disclosure to third parties of proprietary non-patented information could have a material adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE ON KEY PERSONNEL.

     The success of the Company is largely dependent on the personal efforts of key technical and senior management personnel, principally L. Michael Cutrer, its President and Chief Executive Officer. The Company does not have an employment agreement with Mr. Cutrer. The Company believes that its future success will depend in large part upon its ability to attract and retain highly-skilled technical, managerial and marketing personnel and is likely to require the further expansion of its management level personnel. Competition for radiation source industry personnel can be intense, and the availability of capable personnel may be limited; thus, their services could be difficult to obtain or replace. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to develop and market new and enhanced products and to conduct its operations successfully. Any inability to attract and retain such personnel could have a material adverse effect on the Company's business, operating results and financial condition.

RAPID TECHNOLOGICAL CHANGE.

     The markets for the Company's products are characterized by ongoing technological developments, evolving industry standards and rapid changes in customer requirements. The Company's success depends on its ability to continue to enhance its existing product lines, to develop and introduce in a timely manner new products that take advantage of technological advances and to respond promptly to customers' requirements. There can be no assurance that the Company's current level and scope of research and development spending will be adequate, that the Company will be successful in developing and marketing enhancements to its existing products or new products on a timely basis, or that its new products will adequately address the changing needs of the marketplace. Failure by the Company in any of these areas could materially and adversely affect the Company's business, operating results and financial condition.

LIMITED NUMBER OF SUPPLIERS.

     The Company is dependent upon a limited number of outside unaffiliated suppliers for its radioisotopes. The Company's principal suppliers are Nordion International, Inc. and the Los Alamos National Laboratory. The Company also utilizes overseas isotope manufacturers. To date, the Company has generally been able to obtain the required radioisotopes for its products as needed. The Company believes that it will be able to continue to obtain required radioisotopes from these or other sources, although there can be no assurance thereof. The delay or unavailability of radioisotopes could have a material adverse effect on the Company's production and sales levels and consequently upon its business, operating results and financial condition.

PRODUCTS LIABILITY; INSURANCE COVERAGE.

     The Company's business is subject to product liability risks inherent in the testing, manufacturing and marketing of products containing radioisotopes. To date, no product liability claims have been asserted against the Company. However, there can be no assurance that such claims will not arise in the future based on past, present or future services or products offered by the Company. The Company maintains product liability and general liability insurance. The Company's product liability and general liability policy is provided on a claims made basis and is subject to annual renewal. There can be no assurance that liability claims will not exceed the scope of coverage or limits of such policies or that such insurance will continue to be available on commercially reasonable terms or at all. If the Company does not or cannot maintain sufficient liability insurance, its ability to market its products may be significantly impaired. In addition, product liability claims, as well as negative publicity arising out of such claims, could have a material adverse effect on the business, operating results and financial condition of the Company.

HAZARDOUS MATERIALS.

     The Company's manufacturing processes and research and development efforts involve the controlled use of hazardous materials. Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result, and any such liability could have a material adverse effect on the Company's business, operating results and financial condition.

UNCERTAINTY RELATED TO HEALTH CARE REFORM.

     Political, economic and regulatory influences are subjecting the health care industry in the United States to fundamental change. The Company anticipates that Congress, state legislatures and the private sector will continue to review and assess alternative health care delivery and payment systems. Potential approaches that have been considered include mandated basic health care benefits, controls on health care spending through limitations on the growth of private purchasing groups, price controls and other fundamental changes to the health care delivery system. Legislative debate is expected to continue in the future, and market forces are expected to demand reduced costs. The Company cannot predict what impact the adoption of any federal or state health care reform measures, future private sector reform or market forces may have on its business, operating results and financial condition.

EFFECT OF CERTAIN STATUTORY, CHARTER AND BYLAW PROVISIONS; AUTHORIZATION AND DISCRETIONARY ISSUANCE OF PREFERRED STOCK.

     Certain provisions of the Company's Certificate of Incorporation and Bylaws could delay the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving the Company, even if such events would be beneficial to the interests of the stockholders. For example, the Company is currently authorized to issue 2,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), without any vote or further action by the Company's stockholders. The Preferred Stock, no shares of which are currently outstanding, is issuable in one or more series with such rights, preferences, maturity dates and similar matters as the Board of Directors of the Company may from time to time determine. The Company is also subject to Section 203 of the Delaware General Corporation law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in a broad range of business ventures with any "interested stockholder" for a period of three years from the date such stockholder became an interested stockholder.

DIVIDEND POLICY.

     The Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash dividends in the foreseeable future.

YEAR 2000 COMPLIANCE.

     The Year 2000 issues arises from the fact that most computer software programs have been written using two digits rather than four to represent a specific year. Any computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruption of operations, including among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities. Based on a recent assessment, the Company believes that it will not be required to modify or replace significant portions of its software in order to address its Year 2000 issue. The Company is initiating formal communications with its significant suppliers and large customers to determine the extent to which the Company is vulnerable to those third parties' failure to remediate their Year 2000 issue. The Company has so far received no indication that its, or any material third party's, systems will not be Year 2000 compliant. Consequently, the Company does not expect the Year 2000 issue to be material to the Company. However, there can be no assurance that the systems of other companies will be converted timely, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems would not have a material adverse effect on the Company.

                                 USE OF PROCEEDS

     The Company will receive proceeds of up to $81,250 from the exercise of the Warrant. However, the Company will receive none of the proceeds from the sale of the Shares by the Selling Stockholder. Any proceeds received in connection with the exercise of the Warrant are expected to be used for general corporate purposes.

                               SELLING STOCKHOLDER

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of August 1, 1998. The Selling Stockholder does not hold any position or office, and has not had any other material relationship with the Company or any of its predecessors or affiliates within the last three years, except as follows: On December 11, 1996, the Selling Stockholder entered into a letter agreement with the Company relating to the provision of investment banking services (the "Letter Agreement"). In connection with such services, the Selling Stockholder received the Warrant. The Warrant is exercisable at $1.08 per share until December 2001. The Warrant was initially exercisable for an aggregate of 225,000 (on a post-split basis) shares of Common Stock. Meyerson previously exercised its rights under the Warrant to purchase 150,000 (on a post-split basis) shares of Common Stock and these shares were covered by a prior registration statement on Form S-3. The Warrant is currently exercisable in full for the remaining 75,000 shares.




                                   Beneficial Ownership                                 Beneficial Ownership
                                   Prior to Offering(1)                                    Post Offering
                                   --------------------                                 --------------------

                              Number of                         Shares Being       Number of
          Name                 Shares             Percent          Offered          Shares         Percent
         -----                ---------           -------          -------         ---------       -------
M.H. Meyerson & Co., Inc.       75,000              1.1             75,000             0              0
                                ------                              ------

          Total                 75,000              1.1             75,000             0              0
                                ======                              ======

------------------

(1) The Company believes that the Selling Stockholder has sole voting and investment power with respect to all shares of Common Stock reflected as being owned by such Selling Stockholder. The shares shown in this table consist of 75,000 shares issuable upon execise of the Warrant.


                              PLAN OF DISTRIBUTION

     All of the Shares of Common Stock being offered hereby are being sold by the Selling Stockholder and were acquired pursuant to the Letter Agreement. An aggregate of 75,000 Shares of Common Stock may be offered and sold pursuant to this Prospectus by the Selling Stockholder. The Selling Stockholder will pay all expenses in connection with the registration of the Shares offered hereby. Such Shares have been included in the Registration Statement of which this Prospectus forms a part.

     The 75,000 shares of Common Stock being offered by the Selling Stockholder pursuant to this Prospectus may be offered and sold from time to time as market conditions permit on the Nasdaq National Market System or such other markets upon which the Company may list shares of its Common Stock from time to time, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholder in amounts to be negotiated. Such brokers and dealers and any other participating brokers and dealers may be deemed to be "Underwriters" within the meaning of the Securities Act in connection with such sales.

     To comply with certain states' securities laws, if applicable, the shares of Common Stock registered hereunder will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold or offered unless they have been registered or qualified for sale in such states or an exception for registration or qualification is available and is complied with.

                                  LEGAL MATTERS

     The legality of the securities offered hereby will be passed upon for the Company by D'Ancona & Pflaum. Attorneys of D'Ancona & Pflaum hold an aggregate of 72,850 shares of Common Stock of the Company.

                                     EXPERTS

     The consolidated financial statements of the Company and its subsidiary, incorporated by reference in this Prospectus and Registration Statement by reference to the Annual Report on Form 10-KSB for the year ended October 31, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses which will be paid by the Company in connection with this offering are as follows:

         SEC Registration.......................................$   180
        *Legal Fees and Expenses................................$10,000
        *Blue Sky Fees and Expenses.............................$    --
        *Accounting Fees and Expenses...........................$ 5,000
         Miscellaneous..........................................$ 1,000
                                                               -------
         TOTAL..................................................$16,180

------------------------
*Indicates expenses that have been estimated for the purpose of filing.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the General Corporation Law of Delaware ("Delaware Law") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to duty, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of Directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation of the Company, as amended, provides in effect for the elimination of the liability of directors to the extent permitted by Delaware Law.

Section 145 of the Delaware Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith an in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific cased upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Company's By-laws entitle officers and directors of the Company to indemnification to the fullest extent permitted by Delaware Law.

ITEM 16. EXHIBITS

         Exhibits Description of Documents

         4.1 Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form 10-SB, filed August 22, 1995.

         4.2 Certificate of Amendment of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended July 31, 1998.

         4.3   Bylaws of the Registrant, incorporated by reference to
                Exhibit 4.1 of the Registrant's Registration Statement on Form 10-SB, filed August 22, 1995.

         4.4 Investment Banking Agreement dated November 13, 1997 between the Registrant and M.H. Meyerson & Co., Inc., incorporated by reference to Exhibit 10.4 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1996.

         5     Opinion of D'Ancona & Pflaum on legality of securities being registered.

         23.1  Consent of D'Ancona & Pflaum (included in Exhibit 5).

         23.2  Consent of PricewaterhouseCoopers LLP

         24    Power of Attorney (included on page II-4)

ITEM 17.  UNDERTAKINGS

A    Rule 415 Offering

     The undersigned Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) For the purpose of determining any liability under the 1933 Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C. Filings Incorporating Subsequent Exchange Act Documents by Reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Hollywood, State of California on the 11th day of September, 1998.

                                  North American Scientific, Inc.

                                  By: /s/ L. Michael Cutrer
                                      -------------------------
                                          L. Michael Cutrer
                                          President, Chief Executive Officer and
                                           Director

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints L. Michael Cutrer and Alan I. Edrick, and each of their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 11th day of September, 1998.

Signature                                      Title

/s/ Irwin J. Gruverman
--------------------------------         Chairman of the Board of Directors
Irwin J. Gruverman

/s/ L. Michael Cutrer                    President, Chief Executive Officer and
--------------------------------         Director (Principal Executive Officer)
L. Michael Cutrer

/s/ Larry Berkin                         Director
--------------------------------
Larry Berkin

/s/ Dr. Allan M. Green                   Director
--------------------------------
Dr. Allan M. Green

/s/ Michael C. Lee                       Director
--------------------------------
Michael C. Lee

/s/ Alan I. Edrick
--------------------------------         Chief Financial Officer (Principal
Alan I. Edrick                           Financial and Accounting Officer)